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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
META GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
not applicable

	(2)	Aggregate number of securities to which transactions applies:
not applicable

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
not applicable

	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
not applicable

	(2)	Form, Schedule or Registration Statement No.:
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	(3)	Filing Party:
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	(4)	Date Filed:
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META GROUP, INC.
208 Harbor Drive
Stamford, Connecticut 06912-0061

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2003

To the Stockholders of META Group, Inc.:

        The Annual Meeting of Stockholders of META Group, Inc., a Delaware corporation (the "Corporation"), will be held on Monday, May 19, 2003 at 9:00 a.m., local time, at The Sheraton Stamford Hotel, 2701 Summer Street, Stamford, CT 06905, for the following purposes:

  (1)
  To elect three members to the Board of Directors as Class II directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal;

  (2)
  To ratify the appointment of Deloitte & Touche, LLP as the independent public accountants of the Company for the fiscal year ending December 31, 2003; and

  (3)
  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

        Only stockholders of record at the close of business on March 26, 2003 are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may also complete a proxy by telephone or via the Internet in accordance with the instructions listed on the proxy card. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

By Order of the Board of Directors
John A. Piontkowski
 Secretary
Stamford, Connecticut
April 24, 2003

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL PRIOR TO THE DATE OF THE ANNUAL MEETING OF STOCKHOLDERS IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. YOU MAY ALSO COMPLETE A PROXY BY TELEPHONE OR VIA THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD.

META GROUP, INC.
208 Harbor Drive
Stamford, Connecticut 06912-0061

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 19, 2003

April 24, 2003

        Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of META Group, Inc., a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders to be held on Monday, May 19, 2003, at 9:00 a.m., local time, at The Sheraton Stamford Hotel, 2701 Summer Street, Stamford, CT 06905 or at any adjournments or postponements thereof (the "Annual Meeting"). An Annual Report to Stockholders, containing financial statements for the year ended December 31, 2002, is being mailed together with this proxy statement to all stockholders entitled to vote at the Annual Meeting. This proxy statement and the form of proxy were first mailed to stockholders on or about April 24, 2003.

        Only stockholders of record at the close of business on March 26, 2003 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. As of that date, 13,251,440 shares of the Corporation's common stock, $.01 par value per share (the "Common Stock"), were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it (i) by filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to META Group, Inc., 208 Harbor Drive, Stamford, Connecticut, 06912-0061, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

        The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented by proxy for purposes of determining the presence or absence of a quorum for the Annual Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because, in respect of such proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        In the election of the three Class II Directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as the Class II Directors. On any other matter being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and therefore have the practical effect of increasing the number of affirmative votes required to achieve a majority for such matter by increasing the total number of shares from which the majority is calculated. Broker "non-votes" are not so included and therefore have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

        The persons named as attorneys-in-fact in the proxies, John A. Piontkowski and Alfred J. Amoroso, are officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. Each proxy will be voted in accordance with each stockholder's instructions, and, if no choice is specified, such proxy will be voted FOR the matters set forth in the accompanying Notice of Meeting. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by appropriately indicating the exercise of such right on the proxy.

        The Board of Directors of the Corporation knows of no other matters to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

        The following table sets forth as of the Record Date (unless otherwise indicated) certain information regarding the beneficial ownership of shares of Common Stock by (i) each person who, to the knowledge of the Corporation, owned beneficially more than 5% of the Common Stock of the Corporation outstanding at the Record Date, (ii) each director or nominee, (iii) each executive officer identified in the Summary Compensation Table set forth below under "Compensation and Other Information Concerning Directors and Officers," and (iv) all executive officers, directors and nominees as a group.

Name and Address of Beneficial Owner	Amount and Nature of Ownership(1)	Percent of Class(2)
Dale Kutnick(3) c/o META Group, Inc. Harbor Plaza 208 Harbor Drive Stamford, CT 06912	2,070,390	15.3%
Peter A. Wright(5) c/o P.A.W. Capital Corp. 10 Glenville Street Greenwich, CT 06831-3638	1,180,000	8.9%
T. Rowe Price Associates, Inc.(4) 100 E. Platt Street Baltimore, MD 21202	1,125,400	8.5%
George McNamee(6) c/o First Albany Companies, Inc. 30 South Pearl Street Albany, NY 12207-1559	906,424	6.8%

First Albany Companies, Inc.(6) 30 South Pearl Street Albany, NY 12207-1559	853,924	6.4%
Harry S. Gruner(7) c/o JMI Equity Fund 1119 St. Paul Street Baltimore, MD 21202	782,638	5.9%
JMI Associates IV, L.L.C.(7) 12680 High Bluff Drive #200 San Diego, CA 92130	706,834	5.9%
Howard A. Rubin(8) c/o META Group, Inc. Harbor Plaza 208 Harbor Drive Stamford, CT 06912	521,734	3.9%
Francis J. Saldutti(9) c/o Ardent Research Partners, L.P. 153 East 53rd Street, Suite 4800 New York, NY 10022	128,843	*
Alfred J. Amoroso(10) c/o META Group, Inc. Harbor Plaza 208 Harbor Drive Stamford, CT 06912	125,000	*
Michael Simmons(11) c/o M.S. Associates P.O. Box 511538 Punta Gorda, Fl. 33951-1538	95,000	*
Michael Pedersen(12) c/o META Group, Inc. Harbor Plaza 208 Harbor Drive Stamford, CT 06912	70,977	*
David H. Yockelson(13) c/o META Group, Inc. Harbor Plaza 208 Harbor Drive Stamford, CT 06912	58,025	*
Gayl W. Doster(14) c/o META Group, Inc. Harbor Plaza 208 Harbor Drive Stamford, CT 06912	42,000	*

Monte E. Ford	—	—
All directors and executive officers as a group (15 persons)(16)	4,855,733	36.6%

*
Does not exceed 1%

(1)
Except as noted in the footnotes to this table, each person or entity named in the table has sole voting and sole investment power with respect to all shares of Common Stock beneficially owned by such person or entity, based upon information provided to the Corporation by directors (and nominees), officers and principal stockholders.

(2)
Applicable percentage of ownership is based upon 13,251,440 shares of Common Stock outstanding on the Record Date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares of Common Stock. Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3)
Includes 282,025 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date and 183,200 shares held in Mr. Kutnick's individual retirement account. Mr. Kutnick may also be deemed the beneficial owner of 6,200 shares as custodian for Kyja Kutnick, Mr. Kutnick's daughter, 4,700 shares as custodian for Toren G. Kutnick, Mr. Kutnick's son, and 6,200 shares as custodian for Varyk G. Kutnick, Mr. Kutnick's son. Mr. Kutnick disclaims beneficial ownership of all custodial shares, except to the extent of his pecuniary interest therein.

(4)
Information included in this table regarding T. Rowe Price Associates, Inc. was obtained from its Amendment No. 7 to Schedule 13-G filed with the Commission on or about February 4, 2003. T. Rowe Price New Horizons Fund, Inc., an Investment Company registered under the Investment Company Act of 1940, is the beneficial owner of 996,000 shares of Common Stock (the "New Horizon Fund Shares"), of which it has sole voting power as to 996,000 shares, no shared voting power, and no dispositive power. T. Rowe Price Associates, Inc., an Investment Adviser registered under the Investment Advisers Act of 1940, is an investment adviser to the T. Rowe Price New Horizons Fund, Inc. and may be deemed the beneficial owner of the New Horizon Fund Shares. As such, T. Rowe Price Associates, Inc. may be deemed the beneficial owner of 1,125,400 shares, of which it has sole voting power as to 82,650 shares, no shared voting power, sole dispositive power as to 1,125,400 shares, and no shared dispositive power. Various individual and institutional investors may be deemed the beneficial owners of the shares beneficially owned by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein.

(5)
Information included in this table regarding Peter A. Wright was obtained from his Amendment No. 3 to Schedule 13-G filed with the Commission on or about February 11, 2003. P.A.W. Capital Corp., and Peter A. Wright, the President of P.A.W. Capital Corp, may be deemed the beneficial owners of the shares of Common Stock shown, as to which each has shared voting and shared dispositive power.

(6)
Information included in this table regarding George McNamee and First Albany Companies, Inc. was obtained from Mr. McNamee and First Albany Companies, Inc. and from their Schedule 13-D filed with the Commission on or about June 26, 2001. First Albany Corporation is the beneficial owner of 853,924 shares of Common Stock, as to which it has sole voting power and sole dispositive power. First Albany Corporation is a wholly-owned subsidiary of First Albany Companies, Inc. and First Albany Companies, Inc. may be deemed the beneficial owner of the shares beneficially owned by First Albany Corporation. As such, First Albany Companies, Inc. is the beneficial owner of 853,924 shares of Common Stock, as to which it has sole voting power and sole dispositive power. George C. McNamee, a director of the Corporation and Chairman of the Board of Directors of First Albany Companies, Inc., may be deemed the beneficial owner of the shares beneficially owned by First Albany Companies, Inc. As such, Mr. McNamee is the beneficial owner of 906,424 shares (which includes 52,500 shares issuable to Mr. McNamee pursuant to stock options exercisable within 60 days of the Record Date). Mr. McNamee has sole voting power and sole dispositive power as to 52,500 shares, and shared voting power and shared dispositive power as to 853,924 shares. Mr. McNamee disclaims beneficial ownership of the 853,924 shares beneficially owned by First Albany Companies, Inc., except to the extent of his pecuniary interest therein.

(7)
Information included in this table regarding Harry S. Gruner and JMI Associates IV, L.L.C. was obtained from Mr. Gruner and JMI Associates IV, L.L.C. and from their Amendment No. 2 to Schedule 13-D filed with the Commission on or about July 13, 2001.

  JMI Equity Fund IV, L.P. is the beneficial owner of 505,421 shares of Common Stock, as to which it has sole voting and sole dispositive power. JMI Euro Equity Fund IV, L.P. is the beneficial owner of 161,389 shares, as to which it has sole voting and sole dispositive power. JMI Equity Fund IV (AI), L.P. is the beneficial owner of 40,024 shares, as to which it has sole voting and sole dispositive power. JMI Associates IV, L.L.C. is the general partner of JMI Equity Fund IV, L.P., JMI Euro Equity Fund IV, L.P. and JMI Equity Fund IV (AI), L.P. and may be deemed the beneficial owner of the shares held by such entities. As such, JMI Associates IV, L.L.C. is the beneficial owner of 706,834 shares, as to which it has sole voting and sole dispositive power.

  JMI Equity Side Fund, L.P. is the beneficial owner of 12,590 shares, as to which it has sole voting and sole dispositive power. JMI Side Associates, L.L.C. is the general partner of JMI Equity Side Fund, L.P. and may be deemed the beneficial owner of the shares held by JMI Equity Side Fund, L.P. As such, JMI Side Associates, L.L.C. is the beneficial owner of 12,590 shares, as to which it has sole voting and sole dispositive power.

  Paul V. Barber and Bradford D. Woloson are managing members of JMI Associates IV, L.L.C. and vice presidents of JMI Side Associates, L.L.C. and may be deemed the beneficial owners of the shares beneficially owned by such entities. As such, Messrs. Barber and Woloson are the beneficial owners of 719,424 shares, as to which each has shared voting and shared dispositive power.

  Charles E. Noell III is a managing member of JMI Associates IV, L.L.C. and JMI Side Associates, L.L.C. and may be deemed the beneficial owner of the shares beneficially owned by such entities. As such, Mr. Noell is the beneficial owners of 719,424 shares, as to which he has shared voting and shared dispositive power.

  Harry S. Gruner, a director of the Corporation, is a managing member of JMI Associates IV, L.L.C., a limited partner of JMI Equity Side Fund, L.P. and a principal of JMI, Inc., the management company for JMI Equity Side Fund, L.P. and may be deemed the beneficial owner of the shares beneficially owned by such entities. As such, Mr. Gruner is the beneficial owner of 782,638 shares (which includes 45,000 shares issuable pursuant to stock options exercisable within 60 days of the Record Date), of which he has sole voting power and sole dispositive power as to 63,214 shares and shared voting power and shared dispositive power as to 719,424 shares.

  Mr. Gruner disclaims beneficial ownership of the 719,424 shares beneficially owned by JMI Associates IV, L.L.C. and JMI Equity Side Fund, L.P., except to the extent of his pecuniary interest therein.

(8)
Includes 77,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date, 296,457 shares issued to Rubin Systems, Inc., which is wholly-owned by Dr. Rubin, and 147,027 shares that may be issued to Rubin Systems, Inc. as contingent consideration. See "Certain Relationships and Transactions."

(9)
Includes 49,621 shares of Common Stock owned by Ardent Research Partners, L.P., 49,621 shares owned by Ardent Research Partners, LTD. and 29,601 shares of Common Stock issuable to Mr. Saldutti pursuant to stock options exercisable within 60 days of the Record Date. Mr. Saldutti, a director of the Corporation, is a general partner of Ardent Research Partners, L.P and Ardent Research Partners, LTD. and may be deemed the beneficial owner of the shares beneficially owned by such entities. Mr. Saldutti disclaims beneficial ownership of the 49,621 shares of Common Stock beneficially owned by Ardent Research Partners, L.P and 49,621 shares beneficially owned by Ardent Research Partners, LTD., except to the extent of his pecuniary interest therein.

(10)
Includes 85,000 shares of Common Stock held by the Alfred J. and Regina A. Amoroso Family Trust, 10,000 shares held by the Ashlee R. Amoroso Trust, 10,000 shares held by the April A. Amoroso Trust, 10,000 shares held by the Adam J. Amoroso Trust and 10,000 shares held by the Austin T. Amoroso Trust. Mr. Amoroso disclaims beneficial ownership of all shares, except to the extent of his pecuniary interest therein.

(11)
Includes 45,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.

(12)
Includes 69,066 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.

(13)
Includes 49,760 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.

(14)
Includes 30,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.

(15)
Mr. Ford is expected to join the Board of Directors as a Class I director in May 2003, prior to the Annual Meeting. See "Proposal No. 1—Election of Directors."

(16)
Includes 856,023 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of the Record Date.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Corporation's Board of Directors is currently fixed at eight members. The Corporation's By-Laws divide the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. Messrs. Dale Kutnick and Francis J. Saldutti are Class I Directors, Messrs. Alfred J. Amoroso, Gayl W. Doster and Harry S. Gruner are Class II Directors, and Messrs. Michael Simmons, George McNamee and Howard Rubin are Class III Directors. The Class II Directors' terms will expire at the Annual Meeting. It is currently expected, though no assurance can be given, that in May 2003, prior to the Annual Meeting, the Corporation's By-Laws will be amended to fix the size of the Board at nine members and that Mr. Monte E. Ford will be elected to the Board of Directors as a Class I Director. Based on that current expectation, Mr. Ford's biographical information is provided below.

        The Board of Directors has nominated and recommended that Messrs. Amoroso, Doster and Gruner, who currently serve as Class II Directors, be re-elected as Class II Directors, to hold office until the Annual Meeting of Stockholders for the year ending December 31, 2005, and until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why any nominee should be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of the nominees.

        The following table sets forth the name of the nominees to be voted upon at the meeting and each director whose term of office will extend beyond the meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Corporation, the year each nominee's or director's term will expire and the class of director of each nominee and each director.

Nominee's or Director's Name and Year Nominee or Director First Became a Director	Position(s) with the Corporation	Year Term Will Expire	Class of Director
Nominee:
Alfred J. Amoroso (2002)	Vice Chairman of the Board of Directors, President & Chief Executive Officer	2003	II
Gayl W. Doster (2000)	Director	2003	II
Harry S. Gruner (1994)	Director	2003	II
Continuing Directors:
Michael Simmons (1994)	Director	2004	III
George McNamee (1996)	Director	2004	III
Howard A. Rubin (1999)	Director, Executive Vice President and META Research Fellow	2004	III
Monte E. Ford (expected May 2003)	Director	2005	I
Dale Kutnick (1989)	Chairman of the Board of Directors	2005	I
Francis J. Saldutti (1990)	Director	2005	I

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        The Board of Directors met eleven times and took action by unanimous written consent three times during the year ended December 31, 2002. The Audit Committee of the Board of Directors (the "Audit Committee"), of which Messrs. Doster, Saldutti and Simmons are currently members, is responsible for selecting our independent auditors, reviewing the scope of the audit engagement and the results of the audit, approving permitted non-audit services provided by our independent auditors, reviewing our internal disclosure control processes, overseeing our financial reporting activities and the accounting practices and policies followed in such reporting, overseeing complaints by employees and others as to the Corporation's financial reporting and the compliance by our employees with applicable laws, and other matters as the Board of Directors or the Audit Committee deems appropriate. In February 2003, the Board of Directors adopted an amended and restated charter with respect to the Audit Committee's roles and responsibilities, a copy of which is attached as Appendix A to this Proxy Statement. The Audit Committee met six times during the year ended December 31, 2002. See "Audit Committee Report."

        The Compensation Committee of the Board of Directors (the "Compensation Committee"), of which Messrs. Doster and Simmons are currently members, makes recommendations concerning the salaries and incentive compensation of executive officers and other employees of, and consultants to, the Corporation and oversees and administers the Corporation's stock plans. The Compensation Committee met two times and took action by unanimous written consent seven times during the year ended December 31, 2002.

        In 2003, the Board of Directors created a Nominating Committee of the Board of Directors (the "Nominating Committee"), comprised of Directors Rubin, Saldutti and Simmons. The Nominating Committee's role is to identify to the Board those governing rules and regulations that impact Board composition, establish general qualification guidelines for nominees to the Board, and to identify, interview and approve suitable candidates for membership on the Board. The Nominating Committee will consider nominees recommended by stockholders. Although there are no formal procedures for stockholders to nominate persons to serve as directors, stockholders wishing to submit nominations should notify the Corporation at its principal office at 208 Harbor Drive, Stamford, Connecticut 06912-0061 (Attention: Secretary) of their intent to do so. To be considered by the Nominating Committee, nominations must be received on or before the deadline for receipt of stockholder proposals. See "Stockholder Proposals."

        During the year ended December 31, 2002, no members of the Board of Directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which they served.

POSITIONS OF DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the ages and positions currently held by each executive officer, director and nominee with the Corporation.

Name	Age	Position
Alfred J. Amoroso	53	Vice Chairman of the Board of Directors, President & Chief Executive Officer
Dale Kutnick	53	Chairman of the Board of Directors
Michael Pedersen	42	Executive Vice President and Managing Director, META Group Consulting
John A. Piontkowski	48	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Karen M. Rubenstrunk	43	Executive Vice President and Service Director, Executive Services
Howard A. Rubin(1)	54	Director, Executive Vice President and META Research Fellow
Valentin T. Sribar	34	Senior Vice President, Infusion and Co-Research Director
Herbert L. VanHook	50	Executive Vice President and Director, Infrastructure and Operations Services
David H. Yockelson	38	Executive Vice President and Director, Applications and Solutions Services
Gayl W. Doster(2)(3)	65	Director
Monte E. Ford*	43	Director
Harry S. Gruner	43	Director
George McNamee	56	Director
Francis J. Saldutti(1)(2)	55	Director
Michael Simmons(1)(2)(3)	64	Director

*
Expected to be elected in May 2003, prior to the Annual Meeting.

(1)
Member of the Nominating Committee of the Board of Directors.

(2)
Member of the Audit Committee of the Board of Directors.

(3)
Member of the Compensation Committee of the Board of Directors.

        Alfred J. Amoroso has served as President, Chief Executive Officer, and Vice Chairman of the Board of Directors of the Corporation since July 2002. Previously, Mr. Amoroso was President, Chief Executive Officer and a director of CrossWorlds Software, Inc. from October 1999 to January 2002, when CrossWorlds was acquired by IBM. Mr. Amoroso served as General Manager of IBM Global Services Asia Pacific from May 1997 to October 1999. From 1993 to 1997, Mr. Amoroso held various other management positions at IBM, including General Manager of the Worldwide Insurance Business Unit, General Manager of the North American Insurance Business Unit and Vice President of the Insurance Consulting Practice. Prior to IBM, Mr. Amoroso held various positions at Price Waterhouse, now PricewaterhouseCoopers, from 1985 to 1993 including Lead Technology Partner and partner in charge of the Worldwide Insurance Consulting Practice. Prior to Price Waterhouse, Mr. Amoroso founded Computech Corporation, an information technology consulting and development firm, in 1977 and served as Chief Executive Officer. Computech was purchased by Price Waterhouse in 1985. Mr. Amoroso has a BS degree in Systems Engineering and a MS in Operations Research from the Polytechnic Institute of Brooklyn. Mr. Amoroso is also a director of Foundry Networks, Inc.

        Dale Kutnick, a co-founder of the Corporation, has served as a director of the Corporation since its inception in January 1989, and as Chairman of the Board of Directors of the Corporation since May 1998. Mr. Kutnick served as Chief Executive Officer from January 1989 to July 2002, and as Acting President of the Corporation from April to July 2002. In addition, Mr. Kutnick served as Research Director from the inception of the Corporation in January 1989 to June 1998 and served as Co-Research Director from July 1998 to January 2003. Prior to co-founding META Group, Mr. Kutnick was Executive Vice President of Research at Gartner, Inc. and an Executive Vice President at Gartner Securities. Prior to his experience at Gartner, Inc., he served as an Executive Director, Research Director and Principal at Yankee Group and as a Principal at Battery Ventures, a venture capital firm. Mr. Kutnick is a graduate of Yale University.

        Michael Pedersen has served as the Corporation's Executive Vice President and Managing Director, META Group Consulting ("MGC"), since September 1998. Previously, Mr. Pedersen held the positions of Senior Vice President, MGC, from September 1997 to September 1998; Vice President and Director, MGC, from September 1995 to August 1997; Director, MGC, from January 1995 to August 1995; and Manager, MGC, from April 1994 to December 1994. Prior to joining the Corporation in April 1994, Mr. Pedersen held technology planning positions at Ernst & Young and Booz-Allen & Hamilton. He received a MS in Computer Science from Brooklyn Polytechnic Institute and a BS in Physics from Clarkson College of Technology.

        John A. Piontkowski has served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Corporation since March 2002. Previously, Mr. Piontkowski held the position of Senior Vice President, Finance, Chief Financial Officer and Treasurer of the Corporation from October 2000 to March 2002 and Secretary of the Corporation from April 2001 to March 2002. Prior to joining the Corporation, he served as Chief Financial Officer of Information Management Associates, Inc., which declared bankruptcy in July 2000, from August 1999 to May 2000 and as Executive Vice President and Chief Financial Officer of Smith Corona Corporation, which declared bankruptcy in May 2000, from July 1995 to September 1998. He earned his CPA while working for Price Waterhouse. Mr. Piontkowski received a BS in Business (Accounting) from Le Moyne College. See "Certain Relationships and Related Transactions."

        Karen M. Rubenstrunk has served as Executive Vice President and Service Director, Executive Services, since April 2002. Previously, Ms. Rubenstrunk held the positions of Division Director from February 1998 to April 2002 and Service Director from February 1996 to February 1998. Ms. Rubenstrunk received a BS in Computer Science from Arizona State University and an MBA from Old Dominion University.

        Howard A. Rubin has served as Executive Vice President and META Research Fellow since October 2000 and has served as a Director of the Corporation since January 1999. Dr. Rubin is the founder and Chief Executive Officer of Rubin Systems Inc. ("RSI"), an IT strategy benchmarking and consulting firm, which he founded in January 1986. The Corporation acquired substantially all of RSI's assets in October 2000. See "Certain Relationship and Related Transactions." Dr. Rubin is also a tenured professor and Chair of the Department of Computer Science of Hunter College in New York, a position he has held since September 1974.

        Valentin T. Sribar has served as Senior Vice President, Infusion and Co-Research Director of the Corporation since February 1999. Previously, he was the director of META Group's Global Networking

Strategies service from August 1995 to February 1999. Prior to joining the Corporation, Mr. Sribar was a senior consultant with Ernst & Young. Mr. Sribar received a BS in Materials Science and Engineering from Cornell University.

        Herbert L. VanHook has served as Executive Vice President and Director, Infrastructure and Operations Services, since April 2002. Previously, Mr. VanHook held the positions of Senior Vice President and Director, Service Management Strategies ("SMS"), from January 2001 to April 2002; Vice President and Director, SMS, from January 1999 to January 2001; Vice President, SMS, from October 1998 to January 1999; and Program Director, SMS, from October 1996 to October 1998. He received a BS in Computer Science from the University of Kentucky.

        David H. Yockelson has served as Executive Vice President and Director, Applications and Solutions Services, since April 2002. Previously, Mr. Yockelson held the positions of Senior Vice President and Director, Applications and Solutions Services, from May 1999 to April 2002; and Vice President and Director, Applications and Solutions Services, from May 1996 to May 1999.

        Gayl W. Doster has served as a Director of the Corporation since April 2000. Mr. Doster is a CPA and was the President and Chief Operating Officer of Sigma Micro Corporation, a computer software company from January 1997 until his retirement in December, 2002. Previously, Mr. Doster served as Professor of Community Pharmacy Management, College of Pharmacy, University of Rhode Island from October 1995 to January 1997. Mr. Doster received a BS in Accounting from the Indiana University Kelley School of Business and earned his CPA in 1965 while working at Ernst & Young.

        Monte E. Ford is expected to join as a Director of the Corporation in May of 2003. Mr. Ford is the senior vice president and chief information officer at American Airlines, and has executive responsibility for the American Airlines' information technology services (ITS) group. Prior to joining American Airlines, Mr. Ford was executive vice president and chief information officer at The Associates First Capital Corporation. Prior to that, Mr. Ford held several positions at Bank of Boston (currently Fleet Bank), including senior vice president of technology.

        Harry S. Gruner has served as a Director of the Corporation since July 1994. Mr. Gruner has been a general partner of JMI Partners, L.P., the general partner of JMI Equity Fund, L.P., and an affiliate of JMI Associates, a venture capital firm, since 1992. From 1986 until joining JMI Equity Fund, L.P., Mr. Gruner was at Alex Brown & Sons Incorporated, an investment banking firm. Mr. Gruner also serves as a Director of Hyperion Solutions Corporation and Optika, Inc., both of which are publicly traded corporations. See "Certain Relationships and Related Transactions."

        George McNamee has served as a Director of the Corporation since August 1996. Since 1984, Mr. McNamee has been the Chairman, and until September 2002, Co-Chief Executive Officer, of First Albany Companies, Inc., the publicly traded holding company for First Albany Corporation, the specialty investment banking firm. Mr. McNamee is also Chairman of Plug Power Inc. and Mechanical Technology Inc., and a director of MapInfo Corporation, all publicly traded companies. He also serves on the Board of Directors of the New York Stock Exchange. See "Certain Relationships and Related Transactions."

        Francis J. Saldutti has served as a Director of the Corporation since November 1990. Mr. Saldutti has been a general partner of Ardent Research Partners, L.P., a technology focused money management partnership, since April 1992 and was a senior technology analyst at Amerindo Investment Advisors, an investment firm, from October 1989 through February 1995. Prior to October 1989, Mr. Saldutti was Senior Vice President and Director of Research for Gartner Securities, Director of Technology Research for LF Rothschild, Unterberg, Towbin, an investment banking firm, and senior technology analyst for Merrill Lynch Asset Management's Science/Technology Fund. See "Certain Relationships and Related Transactions."

        Michael Simmons has served as a Director of the Corporation since September 1994. Mr. Simmons serves as Principal and President of M.S. Associates, a technology management and operations consulting firm founded by him in October 1993. Mr. Simmons also served as the Chief Administrative Officer of Security Capital Group, a real estate investment firm, from June 1995 to March 1997. In 1993 and 1994, Mr. Simmons worked as an independent management consultant, and from 1990 through 1993, Mr. Simmons was an Executive Vice President at the Bank of Boston. See "Certain Relationships and Related Transactions."

        Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified or their earlier resignation or removal. There are no family relationships among any of the executive officers or directors of the Corporation.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP as the Corporation's independent auditors, to audit the consolidated financial statements of the Corporation for the year ending December 31, 2003, and recommends that the stockholders vote for ratification of such appointment. In the event the stockholders do not ratify such appointment, the Audit Committee will reconsider its selection of independent public accountants. Deloitte & Touche LLP has served as the Corporation's auditors since 1992.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting where they will have an opportunity to make a statement and will be available to respond to appropriate questions.

Required Vote

        The ratification of the appointment of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares present or represented and voting at the Annual Meeting.

Recommendation of the Board

THE BOARD RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

Audit Committee Report

        The Audit Committee of the Board of Directors submits this report. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Corporation to the Securities and Exchange Commission, the Corporation's stockholders or to the general public; and (ii) the Corporation's internal financial and accounting controls. The Audit Committee met six times during the year ended December 31, 2002.

        The Board of Directors has adopted an amended and restated charter for the Audit Committee, a copy of which is attached as Appendix A to this Proxy Statement. Pursuant to the charter, the Audit Committee's responsibilities and duties include: (i) appointing the independent auditors for ratification by the stockholders and approving the compensation of such auditors; (ii) reviewing the plan for and the scope of the audit and related services; (iii) confirming that the proposed audit engagement team complies with applicable rotation rules; (iv) pre-approving (or delegating to the chairman of the Audit Committee the authority to pre-approve) all audit services and permitted non-audit services to be provided by the auditors; (v) reviewing with representatives of management and representatives of the independent auditors the Corporation's audited annual financial statements prior to their filing as part of the Annual Report on Form 10-K; (vi) reviewing with representatives of management and representatives of the independent auditors the Corporation's quarterly financial statements prior to their inclusion in the Corporation's Quarterly Reports on Form 10-Q; (vii) on an annual basis, receiving from the independent auditors a formal written statement identifying all relationships between the independent auditors and the Corporation consistent with Independence Standards Board Standard 1; (viii) reviewing with representatives of management and the auditors at least annually the application of the Corporation's critical accounting policies and the compatibility of such policies with generally accepted accounting principles; (ix) in consultation with the independent auditors and management, reviewing annually the adequacy of the Corporation's internal financial and accounting controls; (x) to the extent deemed necessary by the Audit Committee, engaging outside counsel and/or independent accounting consultants to review any matter under the Audit Committee's responsibility; (xi) reviewing and discussing with representatives of management the Corporation's earnings releases; (xii) establishing procedures for the confidential submission by employees of the Corporation of concerns regarding accounting or auditing matters; (xiii) reviewing management's disclosures to the Audit Committee under Section 302, and the contents of the Chief Executive and Chief Financial Officer certificates under Sections 302 and 906, of the Sarbanes-Oxley Act; and (xiv) preparing a written report of the Audit Committee to be included in the Corporation's annual proxy statement. While the Audit Committee has the foregoing responsibilities and duties, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditors have the primary responsibility for expressing an opinion on the conformity of the Corporation's audited financial statements with generally accepted accounting principles.

        The Audit Committee has reviewed and discussed the audited financial statements of the Corporation for the year ended December 31, 2002 with management and has discussed with Deloitte & Touche LLP, among other things, the methods used to account for significant unusual transactions, the effect of significant accounting policies in emerging areas, the process used by management in formulating sensitive accounting estimates and other matters required under Statements on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), as modified or supplemented. In addition, the Audit Committee has received written disclosures and a letter from Deloitte & Touche LLP regarding its independence as auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP the status of Deloitte & Touche LLP's independence.

        Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited annual financial statements of the Corporation for the year ended December 31, 2002 be included in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

        The Audit Committee is currently comprised of Messrs. Doster, Saldutti and Simmons, three non-employee directors of the Corporation; and, aside from being a director of the Corporation, each is otherwise independent of the Corporation (as independence is defined in the listing standards of the Nasdaq National Market, Inc.).

The Audit Committee:

Gayl W. Doster (Chair)
Francis J. Saldutti
Michael Simmons

COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

        The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the years ended December 31, 2000, 2001 and 2002 to (i) all individuals serving as the Corporation's Chief Executive Officer during the year ended December 31, 2002, and (ii) each of the four other most highly compensated executive officers of the Corporation who received total annual salary and bonus in excess of $100,000 in the year ending December 31, 2002 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE(1)

				Long-Term Compensation/Awards(2)
		Annual Compensation
Name and Principal Position				Securities Underlying Options (# of shares)	All Other Compensation($)(3)
	Year	Salary($)	Bonus($)
Dale Kutnick(4)	2002	$337,792	$169,728	90,650	$11,794
Chairman of the Board	2001	$325,908	$114,477	60,650	$10,996
of Directors	2000	$320,000	—	6,300	$9,121
Alfred J. Amoroso(5)	2002	$246,776	$166,668	500,000	—
President and Chief	2001	—	—	—	—
Executive Officer, Vice	2000	—	—	—	—
Chairman of the Board
of Directors
Howard A. Rubin(6)	2002	$240,000	—	—	$3,370
Director and Executive	2001	$240,000	—	—	$3,370
Vice President	2000	$42,769	—	107,500	—
Michael Pedersen	2002	$230,300	—	28,775	—
Executive Vice President	2001	$224,062	$89,000	7,650	—
and Managing Director,	2000	$200,000	—	33,000	—
META Group Consulting
David H. Yockelson	2002	$205,135	$11,500	27,375	—
Executive Vice President	2001	$191,000	$35,600	29,375	—
and Service Director	2000	$173,750	$111,850	7,020	—
Herbert L. VanHook	2002	$202,269	$68,584	26,000	—
Executive Vice President	2001	$181,250	$92,750	12,000	—
and Director,	2000	$170,000	$117,950	6,210	—
Infrastructure and
Operations Services

(1)
The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Corporation and certain perquisites and other personal benefits, securities or property received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any such officer's aggregate salary and bonus disclosed in this table.

(2)
The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during year ended December 31, 2002.

(3)
Consists of premiums for term life insurance paid by the Corporation for the benefit of the Named Executive Officer.

(4)
Mr. Kutnick served as the Corporation's Acting President between April and July 2002.

(5)
Mr. Amoroso joined the Corporation in July 2002.

(6)
Dr. Rubin joined the Corporation in October 2000.

Option Grants in Fiscal Year 2002

        The following table sets forth each grant of stock options made during the year ended December 31, 2002 to each of the Named Executive Officers:

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
			% of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted
Name				Exercise Price ($/Share)	Expiration Date
						5%($)	10%($)
Dale Kutnick	40,650	(2)	1.83%	$2.05	4/23/12	$52,407	$132,811
	50,000	(3)	2.26%	$2.43	8/14/12	$76,411	$193,640
Alfred J. Amoroso	160,000	(4)	7.22%	$2.50	7/31/12	$251,558	$637,497
	340,000	(5)	15.35%	$2.50	7/31/12	$534,560	$1,354,681
Howard A. Rubin	—		—	—	—	—	—
Michael Pedersen	8,775	(6)	0.40%	$2.05	4/23/12	$11,313	$28,669
	5,000	(7)	0.23%	$2.12	6/27/12	$6,666	$16,894
David H. Yockelson	9,375	(8)	0.43%	$2.05	4/23/12	$12,087	$30,630
	8,000	(9)	0.36%	$2.12	6/27/12	$10,666	$27,030
	10,000	(10)	0.45%	$2.15	12/01/12	$13,521	$34,265
Herbert L. VanHook	4,000	(11)	0.18%	$2.05	4/23/12	$5,157	$13,069
	12,000	(12)	0.54%	$2.12	6/27/12	$15,999	$40,545
	10,000	(13)	0.45%	$2.15	12/01/12	$13,521	$34,265

(1)
Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

(2)
Time vesting options that vest one-fourth on April 23, 2003, an additional one-fourth on April 23, 2004, an additional one-fourth on April 23, 2005 and fully vest on April 23, 2006. These options were granted as Non-Qualified Stock Options ("NQSOs"). In connection with Mr. Kutnick's resignation as an employee in January 2003, all vesting of these options accelerated, and the options may be exercised until January 2005.

(3)
Time vesting options that vest one-fourth on September 24, 2002, an additional one-fourth on September 24, 2003, an additional one-fourth on September 24, 2004 and fully vest on

  September 24, 2005. These options were granted as NQSOs. In connection with Mr. Kutnick's resignation as an employee in January 2003, all vesting of these options accelerated, and the options may be exercised until January 2005.

(4)
Time vesting options that vest one-fourth on July 31, 2003, an additional one-fourth on July 31, 2004, an additional one-fourth on July 31, 2005 and fully vest on July 31, 2006.

(5)
Time vesting options that vest one-fourth on July 31, 2003, an additional one-fourth on July 31, 2004, an additional one-fourth on July 31, 2005 and fully vest on July 31, 2006.

(6)
Time vesting options that vest one-fourth on April 23, 2003, an additional one-fourth on April 23, 2004, an additional one-fourth on April 23, 2005 and fully vest on April 23, 2006.

(7)
Time vesting options that vest one-fourth on June 27, 2003, an additional one-fourth on June 27, 2004, an additional one-fourth on June 27, 2005 and fully vest on June 27, 2006.

(8)
Time vesting options that vest one-fourth on April 23, 2003, an additional one-fourth on April 23, 2004, an additional one-fourth on April 23, 2005 and fully vest on April 23, 2006.

(9)
Time vesting options that vest one-fourth on June 27, 2003, an additional one-fourth on June 27, 2004, an additional one-fourth on June 27, 2005 and fully vest on June 27, 2006. Time vesting options that vest one-fourth on December 1, 2003, an additional one-fourth on December 1, 2004, an additional one-fourth on December 1, 2005 and fully vest on December 1, 2006.

(10)
Time vesting options that vest one-fourth on April 23, 2003, an additional one-fourth on April 23, 2004, an additional one-fourth on April 23, 2005 and fully vest on April 23, 2006.

(11)
Time vesting options that vest one-fourth on June 27, 2003, an additional one-fourth on June 27, 2004, an additional one-fourth on June 27, 2005 and fully vest on June 27, 2006. Time vesting options that vest one-fourth on December 1, 2003, an additional one-fourth on December 1, 2004, an additional one-fourth on December 1, 2005 and fully vest on December 1, 2006.

Aggregate Option Exercises in Fiscal Year 2002 and Fiscal Year-End Values

        No options were exercised by any of the Named Executive Officers during the year ended December 31, 2002. The following table sets forth, for each of the Named Executive Officers, information with respect to the year-end value of unexercised options at December 31, 2002:

Name	Number of Shares Underlying Unexercised Options at Year-End Exercisable/Unexercisable	Value of Unexercised In-the- Money Options at Year-End($)(1) Exercisable/Unexercisable
Dale Kutnick	128,910/297,100	$1,524/$6,098
Alfred J. Amoroso	0/500,000	—/—
Howard A. Rubin	77,500/122,500	—/—
Michael Pedersen	62,612/83,200	$329/$1,316
David H. Yockelson	45,729/84,770	$352/$1,406
Herbert L. VanHook	19,796/53,400	$150/$600

(1)
Value is based on the difference between the option exercise price and the fair market value at December 31, 2002, the fiscal year-end ($2.05 per share), multiplied by the number of shares underlying the options.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plan information as of December 31, 2002 with respect to outstanding awards and shares remaining available for issuance under the Corporation's existing equity compensation plans. The Corporation currently maintains six equity compensation stock plans: the Restated and Amended 1989 Stock Option Plan; the 1993 Stock Option and Incentive Plan; the Second Amended and Restated 1995 Stock Plan; the Amended and Restated 1995 Non-Employee Director Stock Option Plan; the Second Amended and Restated 1995 Employee Stock Purchase Plan; and the Amended and Restated 1996 Equity Compensation Plan of The Sentry Group, Inc. Information is included in the table for equity compensation plans approved by the Corporation's stockholders and for plans that have not been approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by the Corporation's stockholders(1)	5,114,946	$6.17	2,814,854	(2)
Equity compensation plans not approved by the Corporation's stockholders(3)	0	—	0
Totals	5,114,946	$6.17	2,814,854

(1)
Includes the following equity compensation plans:

    Restated and Amended 1989 Stock Option Plan (no more awards will be issued under this plan);

    1993 Stock Option and Incentive Plan;

    Second Amended and Restated 1995 Stock Plan;

    Amended and Restated 1995 Non-Employee Director Stock Option Plan; and

    Second Amended and Restated 1995 Employee Stock Purchase Plan.

(2)
Includes 327,055 shares available for issuance pursuant to the 1995 Employee Stock Purchase Plan, following the purchase by employees of 38,284 shares of Common Stock on December 31, 2002.

(3)
Excludes the Amended and Restated 1996 Equity Compensation Plan of The Sentry Group, Inc. The Company assumed options outstanding under this plan in connection with its acquisition of The Sentry Group in October 1998. As of December 31, 2002, there were options to purchase an aggregate of 49,791 shares of our Common Stock outstanding with a weighted average exercise price of $21.79 per share. The Company has not and will not issue any additional awards under this plan.

Compensation Committee Interlocks and Insider Participation

        The Board of Directors has established a Compensation Committee, consisting of Messrs. Doster and Simmons. No members of the Compensation Committee are officers, employees or former officers of the Corporation. No executive officer of the Corporation served as a member of the compensation committee or board of directors of another entity (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors), one of whose executive officers served on the compensation committee or as a director of the Corporation.

Compensation of Directors

        Each non-employee director was either paid a stipend of $2,500 for each scheduled meeting of the Board of Directors attended in person, in addition to reasonable out-of-pocket expenses incurred in attending the meeting, or a stipend of $1,000 for each scheduled meeting of the Board of Directors attended by telephone. Except as set forth below, non-employee directors were not paid any additional amounts for participation on committees of the Board of Directors or special assignments. Each non-employee member of the Audit Committee was either paid a stipend of $1,000 for each meeting of the Audit Committee attended in person and held the same day as a regularly scheduled meeting of the Board of Directors, or a stipend of $2,500 for each meeting of the Audit Committee attended in person and held on a different day from a regularly scheduled meeting of the Board of Directors. Mr. Doster, or in his absence any non-employee director who participated on his behalf, was paid a stipend of $1,000 for each meeting of the Special Operating Committee attended in person or by teleconference. Non-employee directors are also eligible to participate in the Director Plan, as described above. Directors who were employed by the Corporation received no fees or expense reimbursements for attending meetings of the Board of Directors. In addition to the foregoing, in 2002 Mr. Simmons was paid a stipend of $25,000 as compensation for services rendered to the Corporation in Mr. Simmons' capacity as a director of the Corporation and Chairman of the Compensation Committee.

        In February 2003, the Board of Directors approved the following compensation program for its non-employee directors, effective for fiscal 2003: (i) an annual retainer of $12,000; (ii) an annual retainer of $15,000 for the Chairman of the Audit Committee (in addition to the retainer paid pursuant to (i) above); (iii) an annual retainer of $10,000 for Audit Committee members other than the Chairman of the Committee (in addition to the retainer paid pursuant to (i) above); (iv) a stipend of $1,000 per in-person Board meeting; (v) a stipend of $500 per in-person Compensation Committee meeting; (vi) a stipend of $500 per in-person Nominating Committee meeting; and (vii) a stipend of $350 for each telephonic board meeting (beyond five in a given quarter), where such meeting lasts longer than 75 minutes.

Compensation Committee Report on Executive Compensation

        This report is submitted by the Compensation Committee, which currently consists of Messrs. Doster and Simmons, each of whom is an independent, non-employee director of the Corporation. The Compensation Committee, pursuant to authority delegated by the Board of Directors, is responsible for the development and administration of the Corporation's executive compensation policies, including the compensation structure of the Corporation's senior management and other employees. The Compensation Committee also administers the following plans: the 1989 Plan; the 1993 Plan; the 1995 Plan; the Director Plan; the Purchase Plan; and the Sentry Plan. In discharging these responsibilities, the Compensation Committee consults with outside compensation consultants, attorneys and other specialists.

        The Compensation Committee's compensation philosophy is that cash compensation should be substantially related to the Corporation's annual performance and long-term incentive compensation, such as stock options, should be used to better align compensation of officers and employees with stockholder value. The Compensation Committee believes that the use of stock options links the interest of officers and employees to the interest of stockholders. To ensure that the Corporation continues to attract, motivate and retain highly qualified officers and employees who are critical to the Corporation's long-term success and its efforts to maximize the Corporation's financial results for the benefit of the Corporation's stockholders, an officer's or an employee's compensation package must be competitive with the compensation packages offered by other companies in the Corporation's industry.

        Compensation for the Corporation's executive officers consists of three principal components: base salary; cash bonuses; and long-term incentive compensation in the form of stock options. Each of these components is discussed below.

        Base Salary.    Base salary compensation levels for each of the Corporation's executive officers are determined annually by the Compensation Committee by evaluating each executive officer's responsibilities, experience and performance. The Compensation Committee also considers generally available information regarding salaries paid to executive officers with comparable qualifications at companies in comparable businesses.

        Cash Bonuses.    Generally, cash bonus targets for each of the Corporation's executive officers are determined annually by the Compensation Committee at the beginning of the year and are based upon the Corporation's achievement of certain specified financial performance objectives and each executive officer's achievement of individual performance objectives. For certain executive officers, the Compensation Committee sets multiple cash bonus targets, which increase with improvement in the Corporation's performance. Financial performance objectives include total revenues, operating margins, expenses, and in certain cases, billings in an executive's specific area or areas of responsibility, and various combinations of the above. The attainment of financial performance objectives and bonus targets based on such financial performance objectives are reviewed and approved by the Compensation Committee annually. In addition, from time to time, after considering management's recommendations, the Compensation Committee awards discretionary cash bonuses in an effort to retain employees.

        Long-Term Incentive Compensation.    Equity compensation in the form of stock option grants is designed to align the interests of executive officers more closely with those of the Corporation's stockholders by allowing those officers the opportunity to share in the long-term appreciation in the value of the Corporation's Common Stock. Generally, the Compensation Committee grants stock options to executive officers at the time they join the Corporation in an amount consistent with each executive officer's position and level of seniority. In addition, the Compensation Committee generally reviews the performance of each executive officer on an annual basis and grants stock options to each executive officer based upon such reviews. In making such grants, the Compensation Committee considers both individual and general corporate performance, recommendations of the Chief Executive Officer, existing levels of executive officer stock ownership, previous option grants and the current price of the Common Stock. For information regarding the grant of options in 2002, see the table under the heading "Option Grants in Fiscal Year 2002."

  Chief Executive Officer Compensation

  Dale Kutnick

        Mr. Kutnick served as Chief Executive Officer of the Corporation until July 2002 and as Acting President of the Corporation between April and July 2002. Mr. Kutnick's compensation package for the year ended December 31, 2002 was determined in accordance with the policies applicable to other executive officers of the Corporation as described above. During the year ended December 31, 2002, Mr. Kutnick received a base salary of $337,792 and a cash bonus of $169,728. In addition, Mr. Kutnick was granted stock options that vested based upon his continued employment with the Corporation. For a description of option grants to Mr. Kutnick in 2002, see "Compensation and Other Information Concerning Directors and Officers—Option Grants in Fiscal Year 2002." Mr. Kutnick resigned as an employee of the Corporation in January 2003. In connection with his separation as an employee from the Corporation, his unvested options were accelerated upon termination and are currently exercisable.

  Alfred J. Amoroso

        Mr. Amoroso was hired by the Corporation and has served as President, Chief Executive Officer and Vice Chairman of the Board of Directors since July 2002. His annualized base salary is $400,000 and his annual bonus is guaranteed for 2002 to be at least $166,667. The Compensation Committee determined Mr. Amoroso's base salary and bonus by evaluating a number of factors, including the policies applicable to other executive officers of the Corporation as described above, and market compensation information for chief executive officers of comparably sized companies. Upon joining the Corporation, Mr. Amoroso was also granted an option to purchase 500,000 shares which option shares vest one-fourth on July 31, 2003, an additional one-fourth on July 31, 2004, an additional one-fourth on July 31, 2005 and fully vest on July 31, 2006 and are subject to certain acceleration provisions. The Corporation and Mr. Amoroso entered into an employment agreement in July 2002, a description of which is contained in the section of this Proxy Statement entitled "Certain Relationships and Related Transactions."

        In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Compensation Committee's present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162(m) of the Code.

The Compensation Committee:

Gayl W. Doster
Michael Simmons

Stock Performance Graph

        The following graph compares the yearly change in the cumulative total stockholder return on the Corporation's Common Stock during the period from December 31, 1997 through December 31, 2002, with the cumulative total return on the Media General Market Weighted Nasdaq Index Return (the "Nasdaq Market Index") and the Media General Industry Group 076—Other Business Services Index (the "OBS Index"). The comparison assumes $100 was invested on December 31, 1997 in the Corporation's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

Comparison of Five Year(1) Cumulative Total Return Among
META Group, Inc., Nasdaq Market Index and OBS Index

	December 31, 1997 $	December 31, 1998 $	December 31, 1999 $	December 31, 2000 $	December 31, 2001 $	December 31, 2002 $
META Group, Inc. Common Stock	100.00	202.74	129.48	44.30	14.92	13.97
OBS Index	100.00	96.49	88.52	72.74	74.76	57.72
Nasdaq Market Index	100.00	141.04	248.76	156.35	124.64	86.94

(1)
The stock price performance shown on the graph is not necessarily indicative of future price performance. Information used on the graph was obtained from Media General Financial Services, a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Corporation had subscribed for up to $4.0 million in limited partnership interests in the JMI Fund. Distributions from the JMI Fund in excess of a return of capital and the Corporation's cost of capital were intended to fund payouts under the Long Term Incentive Plan. In June 2001, the Corporation sold its limited partnership interest in the JMI Fund to affiliates of the JMI Fund and an unrelated third party for total proceeds of $3.15 million. The Corporation recorded a loss on the sale of $26,000. Prior to the Corporation's sale of its limited partnership interest in the JMI Fund, each participant in the Long Term Incentive Plan (including certain executive officers) terminated his or her interest in and rights to units under the Long Term Incentive Plan in consideration for stock options granted by the Corporation. Contemporaneously with the Corporation's subscription to the JMI Fund, JMI, Inc., the management company of the JMI Fund, became a full-service client of the Corporation. In the years ended December 31, 2002, 2001 and 2000, the Corporation received $100,000, $115,000 and $83,000 from JMI, Inc. in consideration of services and consulting. Mr. Harry Gruner, a director of the Corporation, is a managing member of JMI Side Associates, L.L.C (the general partner of the JMI Fund), is affiliated with certain of the purchasers, purchased approximately three percent of the limited partnership interests sold by the Corporation, and is a principal of JMI, Inc.

        In September 2002 five trusts affiliated with the Corporation's President and Chief Executive Officer, Alfred J. Amoroso, purchased 125,000 shares of the Company's common stock. Additionally, two members of the Company's Board of Directors, Michael Simmons and Gayl W. Doster, purchased 20,000 and 10,000 shares of the Company's common stock, respectively. All of the shares were purchased from META Group Germany at a purchase price of $2.74 million. Total proceeds to META Group Germany were approximately $425,000.

        In June 2001 the Corporation completed a private placement of its Common Stock whereby the Corporation issued 1,726,617 shares of its Common Stock for $2.78 per share to Dale Kutnick, the Corporation's Chairman of the Board of Directors, former Chief Executive Officer, and former Co-Research Director, and additional purchasers affiliated with Francis J. Saldutti, Harry Gruner and George McNamee, each of whom is a member of the Board of Directors. The Board of Directors approved the transaction after receiving the favorable recommendation of a Special Committee of the Board of Directors consisting of three disinterested members of the Board of Directors. The Special Committee retained BNY Capital Markets, Inc. as its financial advisor to render a fairness opinion on the transaction. Total proceeds to the Corporation were $4.57 million, net of offering costs of approximately $227,000. The Common Stock offered in the private placement has not been registered with the Securities and Exchange Commission and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Corporation has, however, filed a registration statement with the Securities and Exchange Commission to register the shares issued (other than those issued to Mr. Kutnick). Such registration statement is not yet effective. The Company currently plans to file an amendment thereto in April 2003, removing from the registration statement the shares owned by the purchaser affiliated with George McNamee.

        In October 1996, the Corporation entered into an agreement (the "Original Agreement") with RSI. Under the Original Agreement, RSI provided, on an exclusive basis, measurement research and analysis for use in on of the Corporation's Advisory Services. In June 1998, the Corporation and RSI entered into an addendum to the Original Agreement whereby the Corporation distributed for RSI certain published research products, primarily the Worldwide Benchmark Report (a publication presenting facts and trend-line data concerning IT performance and productivity, budgets and spending, emerging technologies, and business requirements compiled from a worldwide sample of IT organizations). In October 2000, the Corporation completed the acquisition of substantially all the assets of RSI for an initial payment of $750,000 in cash, $375,000 in Common Stock (36,874 shares), and the assumption of certain liabilities. During the year ended December 31, 2001 RSI earned contingent payments of $1.3 million, consisting of $250,000 paid in Common Stock (57,084 shares) and the remainder paid in cash. During the year ended December 31, 2002, the Corporation paid $569,000 in cash and $369,000 in the form of 202,499 shares of the Corporation's common stock as contingent consideration in connection with the achievement of certain financial targets by RSI and $0.5 million in additional consideration in connection with the fair value of options to purchase the Corporation's common stock granted to Dr. Howard Rubin. In the event certain financial targets are met, additional contingent consideration of $2.6 million payable in cash and $1.4 million payable in the Corporation's common stock may be paid through March 2007. In the event the aggregate number of shares issued in satisfaction of additional contingent consideration exceeds 147,027, the remaining consideration will be payable in cash. RSI is wholly-owned by Dr. Howard Rubin, a director and officer of the Corporation.

        Pursuant to the terms of the asset purchase agreement, the Corporation is still obligated to pay a royalty to Dr. Rubin on certain products and services sold by the Corporation. The Corporation recognized $2.5 million, $4.3 million and $4.3 million in revenues from the sale of RSI derivative products during the years ended December 31, 2002, 2001 and 2000 respectively. In exchange for the content provided by Dr. Howard Rubin and RSI, the Corporation incurred $763,000, $958,000 and $1.0 million in royalty and commission expenses to Dr. Rubin and RSI during the years ended December 31, 2002, 2001 and 2000 respectively.

        As of October 27, 2000, the Corporation entered into a four-year employment agreement with Dr. Rubin. Pursuant to the terms of the agreement, Dr. Rubin agreed to serve as the full-time Executive Vice President and META Research Fellow of the Corporation. The agreement was automatically renewable for successive one-year periods unless terminated by either party on at least sixty days written notice prior to the end of the then current term. For such services, the agreement provided that Dr. Rubin would be paid an annual salary of $240,000, a monthly bonus based on revenue achieved by certain assets purchased from RSI, and an annual bonus payment of up to an amount determined by the Compensation Committee based on performance of assets purchased from RSI. This agreement was amended in July 2002 (the "2002 Amendment"). Pursuant to the 2002 Amendment, Dr. Rubin agreed to serve as the full-time Executive Vice President and Chief Strategy Officer of the Corporation. The term of the employment agreement was extended through December 31, 2005, and is automatically renewable for successive one-year periods unless terminated by either party on at least sixty days written notice prior to the end of the then current term. Dr. Rubin will continue to be paid an annual salary of $240,000, a monthly bonus based on revenue generated and direct expenses incurred by Dr. Rubin, and an annual bonus payment of up to an amount approved by the Compensation Committee and is based on performance of the Strategic Consulting and Published Research Products segments of the Corporation. The Corporation may terminate the agreement, as amended, at any time, without cause, upon thirty days written notice and with cause without any advance notice requirement. Upon termination without cause, and subject to certain conditions, the Corporation shall (i) pay Dr. Rubin an amount in cash and shares equal to that which RSI would have received pursuant to the Asset Purchase Agreement among RSI, Dr. Rubin and the Corporation dated October 27, 2000 had Dr. Rubin not been so terminated and instead continued to be employed by the Corporation for one year after such termination occurred and (ii) provide, for a three-month period following termination, benefits under group heath and life insurance plans.

        In March 1995, the Corporation entered into an exclusive strategic alliance agreement with First Albany Corporation ("First Albany"), a financial services firm. The agreement provides for the distribution of the Corporation's written research and analysis, in its original form or as customized and expanded by First Albany, to First Albany's financial services customers, which include many institutional investors who are large IT users. The agreement restricts the Corporation from marketing its services to any broker dealer or sell-side firm offering services similar to those offered by First Albany. The Corporation is permitted to market and sell Advisory Services directly to First Albany customers. This agreement is annually renewable by First Albany, subject to attainment of specified minimum revenue targets. The Corporation recognized $1.3 million, $1 million and $1.03 million in revenues from this arrangement during the years ended December 31, 2002, 2001 and 2000 respectively. In addition, First Albany owned 853,924 shares of Common Stock as of December 31, 2001. George McNamee, a director of the Corporation, is also Chairman of First Albany Companies, Inc., the holding company of First Albany Corporation.

        In November 1996, the Corporation acquired all the assets of DeBoever Architectures, Inc., an IT architecture planning and implementation advisory services firm wholly owned and managed by Larry DeBoever. The business of DeBoever Architectures, Inc. was merged into the Corporation's portfolio of Advisory Services. In connection with the acquisition, in November 1996 the Corporation loaned $500,000 to Mr. DeBoever pursuant to a Promissory Note and Pledge and Security Agreement (the "Promissory Note"). Under the terms of the Promissory Note, as amended, the principal balance of $500,000, plus 9% interest per annum, was extinguished over the three-year period ended December 31, 2001 as a result of the Corporation's Enterprise Architecture Strategies service meeting certain financial performance criteria through December 31, 2001. During the years ended December 31, 2001 and 2000, the Corporation recognized $213,000 and $426,000, respectively, in expense related to the forgiveness of the Promissory Note. In April 2001, Mr. DeBoever resigned from the Corporation.

        As of March 1, 2001, the Corporation entered into a one-year employment agreement with John A. Piontkowski, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Corporation (the "2001 Piontkowski Agreement"). Pursuant to the terms of the 2001 Piontkowski Agreement, Mr. Piontkwoski agreed to serve as the full-time Chief Financial Officer and Treasurer of the Corporation on an "at-will" basis. For such services, the 2001 Piontkowski Agreement provided that Mr. Piontkowski would be paid a monthly salary of $15,833, a one-time signing bonus of $20,000, a monthly bonus of a maximum of $7,500 up to an aggregate maximum of $75,000, and an additional one-time bonus of up to $45,000 based upon factors to be established by the Compensation Committee of the Board of Directors. This agreement was amended and restated on March 1, 2002 (the "2002 Piontkowski Agreement"). Pursuant to the terms of the 2002 Piontkowski Agreement, Mr. Piontkowski agrees to serve as the full-time Executive Vice-President, Chief Financial Officer and Treasurer of the Corporation on an "at-will" basis. For such services, the 2002 Piontkowski Agreement provides that Mr. Piontkowski will be paid a monthly salary of $17,000 and an annual bonus payment of up to an amount determined by the Compensation Committee based on performance and/or other criteria. The 2002 Piontkowski Agreement continues for a term ending on February 28, 2003 and automatically renews for successive one year terms unless terminated by the Corporation or Mr. Piontkowski upon written notice sent no later than 60 days prior to the expiration of the term.

        As of July 31, 2002, the Corporation entered into an employment agreement with Alfred J. Amoroso, President and Chief Executive Officer and Vice Chairman of the Board of Directors of the Corporation (the "Amoroso Employment Agreement"). The term of the Amoroso Employment Agreement is through December 31, 2006, subject to certain early termination provisions. Pursuant to the Amoroso Employment Agreement, Mr. Amoroso will serve as the full-time President and Chief Executive Officer of the Corporation as well as serving as the Vice Chairman of the Board of Directors of the Corporation. For such services, the Amoroso Employment Agreement provides that Mr. Amoroso will be paid a monthly salary of $33,333, plus an annual bonus to be determined by the Compensation Committee of the Board of Directors of the Corporation, provided, however, that the Corporation has guaranteed to pay Mr. Amoroso an annual bonus of at least $166,666.67 for the fiscal year ending December 31, 2002 and $233,333.33 for the fiscal year ending December 31, 2003. The Amoroso Employment Agreement provides Mr. Amoroso equity compensation consisting of an option to purchase 500,000 shares, granted on the effective date of the agreement, and future grants of options to purchase 125,000 shares at the end of each fiscal year, subject to Mr. Amoroso's continued employment with the Corporation and subject to the approval of the Compensation Committee of the

Board of Directors of the Corporation. Each such option becomes fully vested one year from the date of grant, subject to certain acceleration provisions.

        During the year ended December 31, 2001, the Corporation received $90,994.85 from T. Rowe Price Associates, Inc. in consideration for certain of the Corporation's products and services. As noted elsewhere in this Proxy Statement, T. Rowe Price Associates, Inc. is the beneficial owner of 9.2% of the Common Stock.

AUDITOR FEES

        The following table sets forth the fees billed to or incurred by the Corporation for professional services rendered by the Corporation's independent auditors to the Corporation in connection with the year ended December 31, 2002:

Fee	Amount
Audit Fees	$382,950
Financial Information Systems Design and Implementation Fees	—
All Other Fees	$212,535

        The independent auditors did not provide any financial information systems design and implementation services during the year ended December 31, 2002. The Corporation's Audit Committee did consider whether the provision of such services, tax services and all other services (if any) is compatible with the independent auditor's independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2002 and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons other than Messrs. John Piontkowski, Herbert VanHook and David Yockelson complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2002. Mr. Piontkowski failed to file a Statement of Changes in Beneficial Ownership of Securities on Form 4 during December 2002 for one transaction and subsequently filed a late Form 4. Mr. VanHook failed to file a Statement of Changes in Beneficial Ownership of Securities on Form 4 during December 2002 for one transaction and subsequently filed a late Form 4. Mr. Yockelson failed to file a Statement of Changes in Beneficial Ownership of Securities on Form 4 during December 2002 for one transaction and subsequently filed a late Form 4.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next Annual Meeting of Stockholders must be received at the Corporation's principal executive offices not later than December 24, 2003. Also, the Corporation's By-Laws establish an advance notice procedure regarding stockholder proposals not intended for inclusion in such proxy statement. In general, and except as otherwise permitted by the Corporation's By-Laws, such proposals must be received at the Corporation's principal executive offices not later than December 24, 2003 and not earlier than November 24, 2003. If a stockholder who wishes to present a proposal fails to notify the Corporation by December 24, 2003, the stockholder would not be entitled to present the proposal at the next Annual Meeting of Stockholders. If, however, notwithstanding the requirements of the Corporation's By-laws, the proposal is brought before the next Annual Meeting of

Stockholders, then under the Commission's rules, the proxies solicited by management with respect to the next Annual Meeting of Stockholders will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the persons selected by management to vote the proxies may still exercise discretionary voting authority under circumstances consistent with the Commission's rules. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by certified mail, return receipt requested to META Group, Inc., 208 Harbor Drive, Stamford, Connecticut 06912-0061, Attention: Secretary.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, internet, telephone or telegraph following the original solicitation. The Corporation may retain a proxy solicitation firm to assist in the solicitation of proxies. The Corporation will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained; such fees are estimated to be less than $15,000.

        The Board of Directors of the Corporation has approved the contents and the sending of this Proxy Statement.

Exhibit A

META GROUP, INC.

Charter for the Audit Committee
of the Board of Directors

Purpose and Powers

        The purpose of the Audit Committee established by this charter will be: to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of META Group, Inc. (the "Company"); to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom; to outline to the Board improvements made, or to be made, in internal accounting controls; to appoint, compensate and oversee the Company's independent accountants; to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities); to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties; to the extent permitted under applicable laws, rules and regulations, and the Company's bylaws and Certificate of Incorporation, delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit services and non-audit services provided such decisions are presented to the full Audit Committee at regularly scheduled meetings; and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

        The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

Charter Review

        The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is initially intended to be conducted at the first Audit Committee meeting following the Company's Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), this charter (as then constituted) shall be publicly filed.

Membership

        The Audit Committee shall consist of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall meet the independence standards and have the financial expertise as required by the Rules of the National Association of Securities Dealers, Inc., the Securities Exchange Act of 1934 and the rules promulgated thereunder (collectively, the "Exchange Act"), the Sarbanes-Oxley Act of 2002 and all other applicable rules and regulations. At least one member of the Audit Committee must qualify as a "financial expert" as defined in Section 407 of the Sarbanes-Oxley Act of 2002 and any other applicable laws, rules or regulations.

Meetings

        The Audit Committee will meet separately with the President/Chief Executive Officer and separately with the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will meet with the independent accountants of the Company at least once quarterly, including upon the completion of the annual audit, outside the presence of management, and at such other times as it deems appropriate to review the independent accountants' examination and management report.

Responsibilities

        To fulfill its responsibilities and duties, the Audit Committee shall:

  1.
  Appoint the independent accountants for ratification by the stockholders and approve the compensation of and oversee the independent accountants.
  2.
  Review the plan for and the scope of the audit and related services at least annually.
  3.
  Confirm that the proposed audit engagement team for the independent public accountants complies with the applicable auditor rotation rules.
  4.
  Pre-approve (or delegate to the Chairman of the Audit Committee the authority to pre-approve) all audit services and permitted non-audit services to be provided by the independent accountants as required by the Exchange Act.
  5.
  Review with Finance management and the independent accountants at the completion of the annual audit:
  a.
  The Company's annual financial statements and related footnotes;
  b.
  The independent accountant's audit of the financial statements;
  c.
  Any significant changes required in the independent accountant's audit plan;
  d.
  Any serious difficulties or disputes with management encountered during the course of the audit;
  e.
  Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.
  6.
  Ensure the receipt of, and review, a report from the independent accountant required by Section 10A of the Exchange Act.
  7.
  Ensure the receipt of, and review, a written statement from the Company's independent accountants delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard 1.
  8.
  Review with the Company's independent accountants any disclosed relationship or service that may impact the objectivity and independence of the accountant.
  9.
  Take, or recommend that the Board take, appropriate action to oversee the independence of the outside accountants.
  10.
  Review with Finance management and the independent accountants at least annually the Company's application of critical accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company's provisions for future occurrences which may have a material impact on the financial statements of the Company.
  11.
  Consider and approve, if appropriate, significant changes to the Company's accounting principles and financial disclosure practices as suggested by the independent accountants, and Finance management. Review with the independent accountants and Finance management, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented.
  12.
  Review and discuss with Finance management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

A-2

  13.
  Oversee the adequacy of the Company's system of internal accounting controls. Obtain from the independent accountants management letters or summaries on such internal accounting controls. Review any related significant findings and recommendations of the independent accountants together with management's responses thereto.
  14.
  Oversee the effectiveness of the internal audit function and obtain from the officers that certify the Company's financial reports an assessment of the internal controls, a report of any fraud in connection with the preparation of reports and any other reports required by applicable laws, rules or regulations.
  15.
  Oversee the Company's compliance with the Foreign Corrupt Practices Act.
  16.
  Oversee the Company's compliance with SEC requirements for disclosure of accountant's services and Audit Committee members and activities.
  17.
  Oversee the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.
  18.
  Review and approve all related party transactions other than compensation transactions.
  19.
  Review the periodic reports of the Company with Finance management and the independent accountants prior to filing of the reports with the SEC.
  20.
  In connection with each periodic report of the Company, review:
  a.
  Management's disclosure to the Committee under Section 302 of the Sarbanes-Oxley Act;
  b.
  The contents of the Chief Executive Officer and the Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Act.
  21.
  Periodically discuss with the independent accountants, without Management being present, (i) their judgments about the quality, appropriateness, and acceptability of the Company's accounting principles and financial disclosure practices, as applied in its financial reporting, and (ii) the completeness and accuracy of the Company's financial statements.
  22.
  Review and discuss with Finance management the Company's earnings press releases (including the use of "pro forma" or "adjusted" non-GAAP information) as well as financial information and earnings guidance provided to analysts.
  23.
  Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.
  24.
  Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations.

        Finally, the Audit Committee shall ensure that the Company's independent accountants understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's stockholders and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent accountants (or to nominate the outside accountant to be proposed for stockholder approval in any proxy statement).

Reports

        The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders.

A-3

META GROUP, INC.

Proxy for Annual Meeting of Stockholders
May 19, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF META GROUP, INC.

        The undersigned, revoking all prior proxies, hereby appoints Alfred J. Amoroso and John A. Piontkowski, and each of them alone, proxies, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of META Group, Inc. (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation, to be held on Monday, May 19, 2003, at 9:00 a.m., Connecticut time, at The Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut 06905, and at any adjournments or postponements thereof, with all powers the undersigned would possess if present, upon the matters set forth in the Notice of Annual Meeting of Stockholders and related Proxy Statement dated April 24, 2003, a copy of which has been received by the undersigned, AND IN THEIR DISCRETION UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Attendance of the undersigned at the meeting or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicates at the meeting the intention of the undersigned to vote said shares in person.

^ FOLD AND DETACH HERE ^

Please Mark your votes as (X) indicated in this example
1.
To elect three (3) members to the Board of Directors as Class II directors, each to serve for a three-year term and until his successor has been duly elected and qualified or until his earlier resignation or removal.
FOR all nominees listed to the right (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed to the right	NOMINEES:	Alfred J. Amoroso Gayl W. Doster Harry S. Gruner
( )	( )

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below:

2.
Proposal to ratify the appointment of Deloitte & Touche, LLP as the independent public accountants of the Corporation for the fiscal year ending December 31, 2003.
FOR	AGAINST	ABSTAIN
☐	☐	☐
3.
To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2, AND DISCRETIONARY AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 3.

Dated: , 2003

Signature(s) of Stockholder(s)

Please Print Name Exactly As It Appears on Books of the Corporation:

(If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.)

^ FOLD AND DETACH HERE ^

QuickLinks

YOUR VOTE IS IMPORTANT.
META GROUP, INC. 208 Harbor Drive Stamford, Connecticut 06912-0061
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 19, 2003
April 24, 2003
PROPOSAL NO. 1 ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
POSITIONS OF DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
SUMMARY COMPENSATION TABLE(1)
EQUITY COMPENSATION PLAN INFORMATION
Comparison of Five Year(1) Cumulative Total Return Among META Group, Inc., Nasdaq Market Index and OBS Index
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDITOR FEES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
EXPENSES AND SOLICITATION
META GROUP, INC.